UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENDEAVOUR INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0448389
(State of incorporation or organization)	(IRS Employer Identification No.)
1001 Fannin Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-163781
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of Endeavour International Corporation, a Nevada corporation (the “Registrant”).
     A description of the Common Stock is set forth under the captions “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-163781) initially filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2009, such description supplemented by the Registrant’s Current Report on Form 8-K (File No. 001-32212), filed with the Commission on June 3, 2010, and by the Registrant’s Current Report on Form 8-K (File No. 001-32212) filed with the Commission on November 18, 2010. Such Registration Statement and Current Reports, in the forms in which they are so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-3 (File No. 333-163781), initially filed on December 16, 2009, as amended (Incorporated herein by reference).

2.	Registrant’s Current Report on Form 8-K (File No. 001-32212), filed on June 3, 2010 (Incorporated herein by reference).

3.	Registrant’s Current Report on Form 8-K (File No. 001-32212), filed on November 18, 2010 (Incorporated herein by reference).

4.	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32212) for the quarter ended June 30, 2004).

5.	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (File No. 333-139304) filed on December 13, 2006).

6.	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).

7.
Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of the Registrant’s Annual Report on Form 10-K (File No. 001-32212) for the year ended December 31, 2010).

8.	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).

Exhibit No.	Description

9.
Amendment to Amended and Restated Bylaws dated December 12, 2007 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).

10.	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K (File No. 001-32212) for the year ended December 31, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Endeavour International Corporation

/s/ Robert L. Thompson
By: Robert L. Thompson
Chief Accounting Officer

Dated: March 14, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-3 (File No. 333-163781), initially filed on December 16, 2009, as amended (Incorporated herein by reference).

2.	Registrant’s Current Report on Form 8-K (File No. 001-32212), filed on June 3, 2010 (Incorporated herein by reference).

3.	Registrant’s Current Report on Form 8-K (File No. 001-32212), filed on November 18, 2010 (Incorporated herein by reference).

4.	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-32212) for the quarter ended June 30, 2004).

5.	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (File No. 333-139304) filed on December 13, 2006).

6.	Certificate of Amendment dated June 1, 2010 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on June 3, 2010).

7.
Amendment to Articles of Incorporation, dated November 17, 2010 (Incorporated by reference to Exhibit 3.1(d) of the Registrant’s Annual Report on Form 10-K (File No. 001-32212) for the year ended December 31, 2010).

8.	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).

9.
Amendment to Amended and Restated Bylaws dated December 12, 2007 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).

10.	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K (File No. 001-32212) for the year ended December 31, 2010).